SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
222 Robert Rose Drive
Murfreesboro, Tennessee 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2013, National Health Investors, Inc. (the “Company”) entered into that certain underwriting agreement (the “Underwriting Agreement”), between the Company and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and BMO Capital Markets Corp., as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 4,500,000 shares of the Company’s common stock, par value $0.01 per share at a price to public of $57.00 per share. The Underwriting Agreement also provides that the Underwriters have been granted a 30-day option to purchase up to an additional 675,000 shares of the Company’s common stock.

The Company intends to use the net proceeds of the offering to fund a portion of the purchase price of the pending acquisition of 25 independent living facilities from Holiday Acquisition Holdings LLC for a total cash purchase price of $491 million. If the pending acquisition is not completed, the Company intends to use the net proceeds for general corporate purposes, which may include other potential future acquisitions.
The description herein of the Underwriting Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Underwriting Agreement attached hereto as Exhibit 1.1.

Item 7.01. Regulation FD Disclosure.

On November 27, 2013, the Company issued a press release announcing the completion of its public offering of 5,175,000 shares of its common stock, including 675,000 shares issued and sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares at a price to public of $57.00 per share. The net proceeds from the offering were approximately $282.3 million, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit
Number        Title

1.1
Underwriting Agreement, dated November 21, 2013, between National Health Investors, Inc. and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and BMO Capital Markets Corp., as representatives of the several underwriters named therein

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto)

99.1	Press Release dated November 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

Date: November 27, 2013	By:	/s/ J. Justin Hutchens

J. Justin Hutchens
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1
Underwriting Agreement, dated November 21, 2013, between National Health Investors, Inc. and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and BMO Capital Markets Corp., as representatives of the several underwriters named therein

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto)

99.1	Press Release dated November 27, 2013.